ARTICLES OF AMENDMENT

                                       OF

                        BANKUNITED FINANCIAL CORPORATION



                                       I.

         The name of the corporation is BankUnited Financial Corporation (the "Corporation")


                                       II.

         The amendment adopted (the "Amendment") amends of the Articles of Incorporation of BankUnited Financial Corporation, so that as amended, said
Article IV shall provide in its entirety as follows:

                                   "ARTICLE VI

                                  CAPITAL STOCK

         The total number of shares of all classes of stock that the Corporation is authorized to issue is 43,000,000 shares, of which 30,000,000 shall be Class A Common Stock, $.01 par value (the "Class A Common Stock"), 3,000,000 shall be Class B Common Stock, $.01 par value (the "Class B Common Stock"), and 10,000,000 shall be Preferred Stock, $.01 par value (the "Preferred Stock"). No holder of the Corporation's stock shall have any preemptive right to acquire the Corporation's securities.

                  CLASS A COMMON STOCK. The maximum number of shares of Class A Common Stock that the Corporation is authorized to have outstanding is 30,000,000 shares at a par value of $.01 per share. The Class A Common Stock shall be a special class of stock issuable from time to time in one or more series as specified in Section 607.0602 of the Florida Business Corporation Act (or in such other manner as may be permitted by law), as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of Class A Common Stock adopted by the Board of Directors pursuant to authority hereby vested in it, each such series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Board of Directors is hereby expressly granted authority to fix the authorized number of shares of each series of common stock, and to fix the terms of such series, including, but not limited to, the following:

                  (a)      the rate or manner of payment of dividends;

                  (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                  (c) the amount payable upon shares in the event of voluntary or involuntary liquidation;

                  (d) sinking fund provisions, if any, for the redemption or purchase of shares;


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                  (e)      the terms and conditions, if any, on which shares
         may be converted;

                  (f)      voting rights, if any; and

                  (g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

         The designation of each particular series of Class A Common Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of Class A Common Stock already created by providing that any unissued Class A Common Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Class A Common Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Class A Common Stock by fixing or altering the terms thereof in respect of the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

                  For purposes of determining whether a non-voting series of Class A Common Stock shall be entitled to vote as a class pursuant to
         Section 607.1004 of the Florida Business Corporation Act (or any successor section or statute hereinafter enacted) on an amendment to the Corporation's Articles of Incorporation, an amendment that increases the total number of authorized shares of Class A Common Stock shall not be considered to be an adverse change to the terms of any individual series of Class A Common Stock and shall not require a vote or the consent of the holders of any such series of Class A Common Stock.

                  Set forth in Appendix A hereto is the Statement of Designation setting forth the terms of the Series I Class A Common Stock.

                  CLASS B COMMON STOCK. The maximum number of shares of Class B Common Stock that the Corporation is authorized to have outstanding is 3,000,000 shares at a par value of $.01 per share. Holders of Class B Common Stock are entitled to vote on all questions required by law on the basis of one vote per share and there shall be no cumulative voting. The shares of Class B Common Stock shall be convertible into shares of other classes of capital stock of the Corporation in such manner as may be provided by the Board of Directors by resolution.

                  Set forth in Appendix A hereto is the Statement of Designation setting forth the conversion rights of the Class B Common Stock.

                  PREFERRED STOCK. The maximum number of shares of Preferred Stock that the Corporation is authorized to have outstanding is 10,000,000 shares at a par value of $.01 per share. The Preferred Stock may be issued from time to time in one or more series as specified in
         Section 607.0602 of the Florida Business Corporation Act (or in such other manner as may be permitted by law), as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock adopted by the Board of Directors pursuant to authority hereby vested in it, each such series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter,

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         number, or title. The Board of Directors is hereby expressly granted authority to fix the authorized number of shares of each series of Preferred Stock, and to fix the terms of such series, including, but not limited to, the following:

                  (a)      the rate or manner of payment of dividends;

                  (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                  (c) the amount payable upon shares in the event of voluntary or involuntary liquidation;

                  (d) sinking fund provisions, if any, for the redemption or purchase of shares;

                  (e) the terms and conditions, if any, on which shares may be converted;

                  (f)      voting rights, if any; and

                  (g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

         The designation of each particular series of Preferred Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of Preferred Stock already created by providing that any unissued Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof in respect of the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

                  For purposes of determining whether a non-voting series of Preferred Stock shall be entitled to a vote as a class pursuant to
         Section 607.1004 of the Florida Business Corporation Act (or any successor section or statute hereinafter enacted) on an amendment to the Corporation's Articles of Incorporation, an amendment that increases the total number of authorized shares of Preferred Stock shall not be considered to be an adverse change to the terms of any individual series of Preferred Stock and shall not require a vote or the consent of the holders of any such series of Preferred Stock.

                  Set forth in Appendices B, C, D, E, F and G hereto are the Statements of Designation setting forth the terms of the Noncumulative Convertible Preferred Stock, Series A; Noncumulative Convertible Preferred Stock, Series B; Noncumulative Convertible Preferred Stock, Series C; Noncumulative Convertible Preferred Stock, Series C-II; 8% Noncumulative Convertible Preferred Stock, Series 1993; and 9% Noncumulative Perpetual Preferred Stock, respectively."



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                                      III.

         The stockholders of the Corporation adopted the amendment at the Special Meeting of Stockholders of the Corporation held on October 29, 1996.

                                       IV.

         The holders of the Corporation's Series I Class A Common Stock, $.01 par value (the "Class A Common Stock"), Class B Common Stock, $.01 par value (the "Class B Common Stock"), and Noncumulative Convertible Preferred Stock, Series B, $.01 par value (the "Series B Preferred Stock"), the Corporation's voting capital stock, were entitled to vote together on the Amendment. In addition, the holders of the Class A Common Stock and the Class B Common Stock were each entitled to vote on the Amendment as a separate voting group. The number of votes cast by the holders of the Class A Common Stock, the Class B Common Stock, and the Series B Preferred Stock, voting together, and by the holders of the Class A Common Stock and of the Class B Common Stock, each voting as a separate voting group, was sufficient for approval of the Amendment.



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